    As filed with the Securities and Exchange Commission on October 7, 1998
                                                  Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------------

                              HORIZON PHARMACIES, INC.
                (Exact name of registrant as specified in its charter)

          DELAWARE                                      75-2441557
   (State of Incorporation)                (I.R.S. Employer Identification No.)

                                275 W. PRINCETON DRIVE
                               PRINCETON, TEXAS  75407
                                   (972)736-2424
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              RICKY D. MCCORD, PRESIDENT
                               HORIZON PHARMACIES, INC.
                                275 W. PRINCETON DRIVE
                                PRINCETON, TEXAS  75407
                                     (972)736-2424
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                      COPIES TO:

                              DOUGLAS A. BRANCH, ESQ.
                                 B. KAY CAREL, ESQ.
                   PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.
                         12TH FLOOR, ONE LEADERSHIP SQUARE
                                  211 N. ROBINSON
                           OKLAHOMA CITY, OKLAHOMA 73102
                                   (405) 235-4100

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                ----------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    TITLE OF EACH CLASS OF     AMOUNT TO BE     PROPOSED MAXIMUM OFFERING          PROPOSED MAXIMUM            AMOUNT OF
 SECURITIES TO BE REGISTERED  REGISTERED(1)         PRICE PER SHARE(1)       AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value      1,000 Shares                 $7.47                            $7,470                 $2.20
   $.01
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Common Stock on the American Stock Exchange on October 5, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION DATED OCTOBER 7, 1998



                                    1,000 Shares

                              HORIZON PHARMACIES, INC.

                                   [INSERT LOGO]

                                    COMMON STOCK

                                    ------------

     The shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of HORIZON Pharmacies, Inc. (the "Company") offered hereby (the "Offering") are being sold by a certain selling shareholder (the "Selling Shareholder"). See "Selling Shareholder." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder. The costs, expenses and fees incurred in connection with the registration of the Shares will be paid by the Company and are estimated to be approximately $1,700.

                                    ------------

     The Shares may be offered by the Selling Shareholder from time to time in open market transactions (which may include block transactions), through the writing of options on the Shares, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholder and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

                                    ------------

     The Common Stock is listed on the American Stock Exchange ("AMEX"). On October 5, 1998, the closing price of the Common Stock as reported on the AMEX was $7.38 per share.

                                    ------------

   SEE "RISK FACTORS" FOR INFORMATION CONCERNING CERTAIN RISKS RELATED TO AN
                 INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    ------------

                   THE DATE OF THIS PROSPECTUS IS OCTOBER __, 1998.

                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at its regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and 500 West Madison Street, Suite 1400 Northwestern Atrium Center, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     In addition, the Common Stock is listed on the AMEX and reports and other information concerning the Company can be inspected at the offices of AMEX.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into this Prospectus and to be a part hereof the following reports and documents filed with the Commission pursuant to the Exchange Act: (i) the Company's Form 10-KSB Annual Report, for the year ended December 31, 1997; (ii) the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998; (iii) Current Reports on Form 8-K dated as of January 1, 1998, January 29, 1998, February 28, 1998, May 30, 1998, June 12, 1998, July 2, 1998, July
31, 1998, July 24, 1998, August 6, 1998 and August 15, 1998, and Forms 8-KA
dated May 30, 1998and July 2, 1998; and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2 (File No. 333-25257) declared effective by the Commission on July 8, 1997.

     All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to Ricky D. McCord, President, HORIZON Pharmacies, Inc. (972)736-2424.

                                    THE COMPANY

     HORIZON Pharmacies, Inc. (the "Company") owns and operates one of the top 100 retail pharmacy chains according to the April 27, 1998 issue of CHAIN DRUG REVIEW and was ranked as one of the top 100 "hot growth" companies by BUSINESS WEEK in its June 1, 1998 issue.

     Currently, the Company's primary source of revenue is the sale of prescription drugs. During 1997, sales of prescription drugs generated approximately 76% of the Company's net revenues. The Company also sells and leases home medical equipment ("HME") and offers home healthcare services including, but not limited to, intravenous services and home oxygen therapy under the name HORIZON Home Care. As of June 30, 1998, the Company had 33 stores located principally in the south central United States, and the Company also operated nine freestanding HME stores, two home healthcare operations, four pharmacies offering intravenous infusion services and home oxygen therapy, four closed-door institutional pharmacies and one wholesale pharmaceutical company. The Company expects to acquire at least 12 additional pharmacies and four HME stores before the end of 1998 and 24 new pharmacies and eight HME stores in 1999, and to have at least 70 pharmacies and offer HME from at least 21 locations by the year 2000.

     The Company's business strategy is to continue to expand through acquisitions and to increase individual store profitability. In implementing its business strategy, the Company intends to continue cost-control programs, continue and improve employee training, negotiate increases in vendor rebates, maintain a high level of customer service and convenience, increase sales in each department in each store and maintain competitive pricing. To mitigate the effect of third-party reimbursement on pharmaceutical sales, as discussed below the Company also plans to expand its home healthcare, non-pharmaceutical sales and services and wholesale pharmaceutical and non-pharmaceutical sales.

     The Company's principal office is located at 275 W. Princeton Drive, Princeton, Texas 75407, and its telephone number is (972) 736-2424.

                                     RISK FACTORS

     In addition to the other information contained in this Prospectus or incorporated by reference, prospective investors should carefully consider the following risk factors relating to the Company and its Common Stock.

     DEPENDENCE ON ACQUISITIONS FOR GROWTH. The Company has grown rapidly in recent periods and intends to continue to pursue an aggressive growth strategy. The Company's growth strategy depends upon its ability to continue to acquire, consolidate and operate existing free-standing pharmacies and related businesses on a profitable basis. The Company continually reviews acquisition proposals and is currently engaged in discussions with third parties with respect to possible acquisitions. The Company will compete for acquisition candidates with buyers who have greater financial and other resources than the Company and may be able to pay higher acquisition prices than the Company. To the extent the Company is unable to acquire suitable retail pharmacies, or to integrate such acquisitions successfully, its ability to expand its business would be reduced significantly.

     SALES TO THIRD-PARTY PAYORS. A growing percentage of the Company's prescription drug volume has been accounted for by sales to customers who are covered by third-party payment programs. Although contracts with third-party payors may increase the volume of prescription sales and gross profits, third-party payors typically negotiate lower prescription prices than those of non third-party payors. Accordingly, there has been downward pressure on gross profit margins on sales of prescription drugs which is expected to continue in future periods.

     RELIANCE ON MEDICARE AND MEDICAID REIMBURSEMENTS. Substantially all of the Company's home healthcare revenues are attributable to third-party payors, including Medicare and Medicaid, private insurers, managed care plans and HMOs. The amounts received from government programs and private third-party payors are dependent upon the specific benefits included under the program or the patient's insurance policies. Like other medical service providers, the Company is subject to lengthy reimbursement delays as a result of third-party payment procedures. Any substantial delays in reimbursement could adversely affect the Company's business, financial condition, cash flows and results of operations. Accordingly, management of accounts receivable through effective billing and reimbursement procedures is critical to the Company's results of operations.

     EXPANSION. The Company's expansion will require the implementation and integration of enhanced operational and financial systems and additional management, operational and financial resources. Failure to implement and integrate these systems and add these resources could have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth.

     GOVERNMENT REGULATION AND HEALTHCARE REFORM. The Company's pharmacists and pharmacies are required to be licensed by the appropriate state boards of pharmacy. The Company's pharmacies are also registered with the Federal Drug Enforcement Administration. Under the Omnibus Budget Reconciliation Act of 1990, the Company's pharmacists are required to offer counseling to customers covered by Medicaid about the medication, dosage, delivery system, common side effects and other information deemed significant by the pharmacists.

     The Company relies on prescription drug sales for a significant portion of its revenues and profits, and prescription drug sales represent a significant segment of the Company's business. These revenues are affected by changes within the healthcare industry, including changes in programs providing for reimbursement of the cost of prescription drugs by third-party payment plans, such as government and private plans, and regulatory changes relating to the approval process for prescription drugs. In recent years a number of healthcare reform proposals have been introduced or proposed by Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. The proposals ranged from the Clinton Administration's comprehensive healthcare reform proposal that would have restructured the financing and delivery of healthcare services through a combination of managed competition and mandated employer coverage of employees to less comprehensive proposals that would have required private health insurance to be "portable" and eliminated coverage limitations for pre-existing health conditions. No proposal was adopted by either house of Congress. The Company anticipates that additional healthcare reform proposals may continue to be introduced by Congress. It is difficult to predict whether any proposal will be adopted or the effect on the Company of any proposal that does become law. A number of states in which the Company has operations have either adopted or are considering healthcare reform proposals at the state level. These state reform laws have, in many cases, not been fully implemented.

     REGULATION OF HOME HEALTHCARE SERVICES. The Company's home healthcare business is subject to extensive Federal and state regulation. Federal regulation covers, among other things, Medicare and Medicaid billing and reimbursement, reporting requirements, certification standards for certain home health agencies and other types of healthcare providers, limitations on ownership and other financial relationships between a provider and its referral sources and approval by the Food and Drug Administration ("FDA") of the safety and efficacy of pharmaceuticals and medical devices. In addition, the requirements that the Company must satisfy to conduct its businesses vary from state to state. The Company believes that its operations comply with applicable Federal and state laws and regulations in all material respects. However, changes in the law or new interpretations of existing laws can have a material effect on permissible activities of the Company, the relative costs associated with doing business and the amount of reimbursement for the Company's products and services paid by government and other third-party payors.

     Certain of the Company's facilities are subject to state licensure laws. Federal laws require certain of the Company's facilities to comply with rules applicable to controlled substances. These rules include an obligation to register with the Drug Enforcement Administration of the United States Department of Justice and to meet certain requirements concerning security, record keeping, inventory controls, prescription and order forms and labeling. The Company's pharmacists, nurses, and certain of its radiology equipment also are subject to state licensing requirements. The Company believes that it is in compliance with all applicable licensure requirements.

     MALPRACTICE LIABILITY. The provision of home healthcare services entails an inherent risk of claims of medical and professional malpractice liability. The Company may be named as a defendant in such malpractice lawsuits, and is subject to the attendant risk of substantial damage awards. While the Company believes it has adequate professional and medical malpractice liability insurance coverage, there can be no assurance that a future claim or claims will not be successful or if successful will not exceed the limits of available insurance coverage or that such coverage will continue to be available at acceptable costs and on favorable terms.

     COMPETITION. The Company's business is highly competitive. In each of its markets, the Company competes with national retail pharmacy chains, regional retail pharmacy chains, local retail pharmacy chains, independent retail pharmacies, deep discount retail pharmacies, supermarkets, discount department stores, mass merchandisers and other retail stores and mail order operations. Most of these competitors have financial resources that are substantially greater than those of the Company. Competition among retail pharmacies generally takes the form of price competition, store location, product selection and customer service.

     The market for home healthcare services is also highly competitive. Many of the Company's existing and potential competitors have substantially greater financial, marketing and personnel resources than the Company and have established generally greater name recognition in the home healthcare industry. Most of the Company's competitors also offer more extensive home healthcare services than the Company. There can be no assurance the Company will be able to successfully compete with its competitors in the home healthcare industry.

     SUBSTANTIAL INDEBTEDNESS. In connection with the Company's acquisition of retail pharmacies, the Company has incurred substantial debt. The Company's ability to make cash payments to satisfy the debt will depend upon its future operating performance, which is subject to a number of factors including prevailing economic conditions and financial, business and other factors beyond the Company's control. Based on the Company's ability to generate cash flow from operating activities, management believes that the Company will have the funds necessary to meet the principal and interest payments on its debt as they become due and to operate and expand its business. However, there can be no assurance that the Company will be able to do so. If the Company is unable to generate sufficient earnings and cash flow to meet its obligations with respect to its outstanding indebtedness, refinancing of certain of these debt obligations or disposition of certain assets may be required. In the event debt refinancing is required, there can be no assurance that the Company can effect such refinancing on satisfactory terms.

     RELIANCE ON SINGLE SUPPLIER. The Company has contracted to purchase a substantial portion of its pharmaceutical and non-pharmaceutical inventory from McKesson Corporation ("McKesson"). McKesson also provides the Company with order entry machines, shelf labels and other supplies used in connection with the Company's purchase and sale of such inventory. Although the Company believes that, because of the consolidation of the retail pharmacy industry and the practice of certain large retail pharmacy chains to purchase directly from product manufacturers, the Company could obtain its inventory through another similar distributor at competitive prices and upon competitive payment terms in the event its relationship with McKesson was terminated, such a conversion could involve delays or interruptions in supply which could have an adverse impact on the Company's financial performance.

     DEPENDENCE ON KEY PERSONNEL. The Company's future success will be highly dependent on the continued efforts of Ricky D. McCord, R.Ph., President and Chief Operating Officer, and Sy S. Shahid, Executive Vice President. The Company has employment agreements with Messrs. McCord and Shahid, and owns key man life insurance policies on each such individual. Notwithstanding the foregoing, the loss of the services of one or both of such key personnel could have a material adverse effect upon the Company's results of operations.

     The Company's success is also dependent upon its ability to attract and retain experienced retail managers, pharmacists, and employees skilled in home healthcare services, and the ability of the Company's personnel to manage the Company's growth and integrate its operations. There can be no assurance that the Company will be successful in attracting and retaining such personnel.

     POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS; SEASONALITY. The Company expects to experience fluctuations in future quarterly operating results that may be caused by many factors, including the number and timing of store acquisitions, additional and existing competition, marketing programs, weather, special or unusual events and national, regional and local economic conditions that may affect retailers in general. Any concentration of acquisitions near the end of a quarter could have an adverse effect on the financial results for that quarter and could, in certain circumstances, lead to fluctuations in quarterly financial results. Furthermore, the retail pharmacy business is somewhat seasonal, with the highest net sales and net income levels historically occurring during the fourth and following first quarters of each year (which include the holiday selling season). The Company's results of operations depend significantly upon the net revenues generated during the first and fourth quarters, and any decrease in net revenues for such periods could have a material adverse effect upon the Company's profitability. As a result, the Company believes that period-to-period comparisons of its results of operations are not and will not necessarily be meaningful, and should not be relied upon as an indication of future performance.

     POSSIBLE ISSUANCES OF PREFERRED STOCK. The Company's Certificate of Incorporation authorizes the Board of Directors, without shareholder approval, to issue up to 1,000,000 shares of preferred stock, $.01 per share par value (the "Preferred Stock"). The number of shares of each series and the designations, powers, preferences, qualifications, limitations or restrictions of each series shall be determined by the Board of Directors. The possible effects of such issuances include the grant of voting rights to holders of Preferred Stock superior to that of the holders of Common Stock, the grant of preferences in the payment of dividends and upon liquidation of the Company in favor of the holders of Preferred Stock, and the conferral of conversion rights which entitle the holders of Preferred Stock to convert their shares into Common Stock, thereby resulting in possible future dilution to the holders of Common Stock. The issuance of the Preferred Stock could have the effect of delaying or preventing a change in control of the Company.

     ANTI-TAKEOVER PROVISIONS. Certain provisions of the Delaware Corporation Law may delay, discourage or prevent a change in control of the Company. Such provisions may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price and the voting and other rights of the holders of Common
Stock.   In addition, the Board of Directors has the authority without action by the Company's shareholders to fix the rights, privileges and preferences of and to issue shares of the Company's Preferred Stock which may have the effect of delaying, deterring or preventing a change in control of the Company.

     In addition to the authorization of Preferred Stock, the Company's Certificate of Incorporation and Bylaws include several other provisions which may have the effect of inhibiting a change of control of the Company. These include the division of the Board of Directors into three classes serving staggered three year terms which could delay or prevent shareholders from effecting a change of control of the Company, no shareholder action by written consent and advance notice requirements for shareholder proposals and director nominations. The provisions may discourage a party from making a tender offer for or otherwise attempting to obtain control of the Company. The Board of Directors does not currently have any plans, arrangements, commitments or understandings to issue any Preferred Stock.

     POSSIBLE VOLATILITY OF STOCK PRICE. The trading price of the Company's Common Stock could be subject to fluctuations in response to quarterly variations in results of operations, announcements of new services or products by the Company or its competitors, changes in financial estimates by
securities analysts and other events or factors.   At various times, the
stock market has experienced volatility that has particularly affected the market prices for stock of particular industry groups, such as retail-oriented companies, often without regard to a particular company's operating results.

     DIVIDEND POLICY. The Company does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

                                   USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares offered hereby.

                                SELLING SHAREHOLDER

     The following table sets forth the shares of Common Stock owned by the Selling Shareholder before and after the Offering (assuming all Shares offered hereby or included in any currently effective registration statement are sold) and the amount of Shares offered. The Selling Shareholder has no obligation to sell the Shares offered hereby, and has no relationship to the Company.

                           SHARES OWNED          SHARES         SHARES OWNED
                       PRIOR TO THE OFFERING      BEING      AFTER THE OFFERING
        NAME          NUMBER         PERCENT     OFFERED    NUMBER      PERCENT
        ----          ------         -------     -------    ------      -------
 John E. Adams         5,300(1)         *         1000        -0-          *

---------------------
*    Indicates less than 1% of outstanding Common Stock.

(1) 4,300 of such shares are subject to a currently effective Registration Statement on Form S-3 (No. 333-61987)


                                PLAN OF DISTRIBUTION

     The Shares may be offered by the Selling Shareholder from time to time in open market transactions (which may include block transactions), through the writing of options on the Shares, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholder and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Shares offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale, or at negotiated prices.

     The costs, expenses and fees incurred in connection with the registration of the Shares will be paid by the Company.

     The Company has agreed to indemnify the Selling Shareholder against certain liabilities under the Act.

     To comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                    LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Phillips McFall McCaffrey McVay & Murrah, P.C. ("Phillips McFall"), Oklahoma City, Oklahoma.

                                       EXPERTS

     The consolidated financial statements of HORIZON Pharmacies, Inc. appearing in the Company's 1997 Annual Report on Form 10-KSB for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholder. This
 Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

         -----------------------------

               TABLE OF CONTENTS

                                          PAGE
                                          ----
 Available Information . . . . . . . . . . . 2
 Incorporation of Certain Documents by
   Reference . . . . . . . . . . . . . . . . 2
 The Company . . . . . . . . . . . . . . . . 3
 Risk Factors  . . . . . . . . . . . . . . . 3
 Use of Proceeds . . . . . . . . . . . . . . 7
 Selling Shareholder . . . . . . . . . . . . 7
 Plan of Distribution  . . . . . . . . . . . 7
 Legal Matters . . . . . . . . . . . . . . . 7
 Experts . . . . . . . . . . . . . . . . . . 8

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 1,000 Shares

           HORIZON PHARMACIES, INC.


                 COMMON STOCK


           -------------------------

                  PROSPECTUS

           -------------------------

           HORIZON PHARMACIES, INC.
            275 W. PRINCETON DRIVE
            PRINCETON, TEXAS  75407
                 (972)736-2424

               OCTOBER __, 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the Offering, all of which are to be paid by the Company, are as follows:

     Registration Fees:
        Securities and Exchange Commission . . . . .   $        3
     Printing and engraving expenses . . . . . . . .          200
     Legal fees and expenses . . . . . . . . . . . .          500
     Accountants' fees and expenses. . . . . . . . . .      1,000
                                                       ----------
         Total . . . . . . . . . . . . . . . . . . . . $    1,703
                                                       ----------
                                                       ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of the State of Delaware grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Delaware statute also grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believe to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     The Delaware statute provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the statute, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually incurred by him in connection therewith.

     Article VI of the Registrant's Bylaws provides that the Registrant shall indemnify to the full extent permitted under the General Corporation Law of the State of Delaware any director, officer, employee, or agent of the Registrant.

     Article IX of the Registrant's Certificate of Incorporation exculpates the directors of the Registrant from and against certain liabilities.
Article IX provides that a director of the Registrant shall have no personal liability to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for acts or omissions specified in Section 174 of the General Corporation Law of the State of Delaware regarding the unlawful payment of dividends and the unlawful purchase or redemption of the Registrant's stock, and (d) for any transaction from which the director derived an improper personal benefit.

     The Registrant has liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

ITEM 16.  EXHIBITS.

      EXHIBIT       DESCRIPTION
      -------       -----------
    4.1      ---   Form of Warrant (incorporated by reference to the
                   Registrant's Registration Statement on Form S-3 (File No.
                   333-61987)).
    5.1      ---   Opinion of Phillips McFall McCaffrey McVay & Murrah, P.C.,
                   filed electronically herewith.
   23.1      ---   Consent of Phillips McFall McCaffrey McVay & Murrah, P.C.,
                   filed electronically herewith.
   23.2      ---   Consent of Ernst & Young LLP, filed electronically
                   herewith.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to:

          (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration
          Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                  (iii) Include any additional or changed material information on the plan of distribution;

          PROVIDED, HOWEVER, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

          (4) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of Texas, on October 5, 1998.

                                     HORIZON PHARMACIES, INC.


                                     By:   /s/  Ricky D. McCord
                                        ---------------------------------------
                                          Ricky D. McCord
                                          CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          PRESIDENT AND CHIEF OPERATING OFFICER


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


          SIGNATURE                      TITLE                    DATE


 /s/ Ricky D. McCord             Chairman of the Board of    October 5, 1998
 ------------------------------  Directors; President;
 Ricky D. McCord,                Chief Operating Officer
 PRINCIPAL EXECUTIVE OFFICER


 /s/ John N. Stogner             Chief Financial Officer;    October 5, 1998
 ------------------------------  Treasurer
 John N. Stogner
 PRINCIPAL FINANCIAL AND
 ACCOUNTING OFFICER


 /s/ Sy S. Shahid                Executive Vice President;   October 5, 1998
 ------------------------------  Secretary; Director
 Sy S. Shahid


 /s/ Charlie K. Herr             Director                    October 5, 1998
 ------------------------------
 Charlie K. Herr


 /s/ Michael F. Loy              Director                    October 5, 1998
 ------------------------------
 Michael F. Loy


 /s/ Robert D. Mueller           Director                    October 5, 1998
 ------------------------------
 Robert D. Mueller


 /s/ Philip H. Yeilding          Director                    October 5, 1998
 ------------------------------
 Philip H. Yeilding